Exhibit 99.1

Sunshine Heart Appoints Steve Brandt and Matthew E. Likens to Board of Directors

Eden Prairie, MN: February 3, 2017: Sunshine Heart, Inc. (NASDAQ: SSH; ASX: SHC) today announced that Steven F. Brandt and Matthew E. Likens have been appointed to the Company’s Board of Directors.

Mr. Brandt is a senior executive with over 35 years of experience in the healthcare industry.  Mr. Brandt was employed by Thoratec Corporation from November 2004 to October 2015, serving as Vice President Global Sales and Marketing, Vice President of Global Sales and Vice President International Sales. Prior to Thoratec, Mr. Brandt was Vice President Sales & Marketing for CHF Solutions from October 2002 to November 2004 and Vice President Global Marketing, Cardiovascular Surgery Division for St. Jude Medical from November 2000 to October 2002.

Mr. Brandt received his B.S. from Franklin Pierce College.

Mr. Likens is a principal at Likens Healthcare and Management Consulting, LLC.  He was the President and CEO of Ulthera, Inc. from 2006 to 2016. Prior to Ulthera, Mr. Likens was employed at GMP Companies, Inc. as President of GMP Wireless Medicine from 2001 to 2006 and Executive Vice President, Operations from 2001 to 2004.  Mr. Likens previously served in various capacities at Baxter Healthcare Corporation from 1978 to 2001, and was President of Baxter’s Renal U.S. business upon his departure in January, 2001.  Mr. Likens has a B.B.A. in Marketing from Kent State University.

“I am very pleased to have both of these gentlemen join our Board of Directors and look forward to their contribution to our Board.  Steve Brandt has many years of experience in the heart failure market and was instrumental in growing Thoratec’s shareholder value, culminating in its acquisition by St. Jude Medical.  Steve was also key to the successful commercial launch of the Aquadex System during its early years. Matt Likens has a strong record of growing healthcare companies and brings valuable CEO and financing experience to the Board.  Matt significantly grew Ulthera’s shareholder value over his 10-year tenure as CEO and guided the company through its acquisition by the US subsidiary of Merz Pharma.  Matt also has over 20-years of important experience in medical devices with Baxter Healthcare,” said John Erb, Chairman of Sunshine Heart’s Board of Directors.

About Sunshine® Heart

Sunshine Heart, Inc. (Nasdaq:SSH) is an early-stage medical device company focused on developing a product portfolio to treat moderate to severe heart failure and related conditions. The Company’s commercial product, the Aquadex system, is indicated for temporary (up to eight hours) ultrafiltration treatment of patients with fluid overload who have failed diuretic therapy, and extended (longer than 8 hours) ultrafiltration treatment of patients with fluid overload who have failed diuretic therapy and require hospitalization. Our objective is to improve the quality of life for heart failure patients and slow the disease progression. Sunshine Heart is a Delaware corporation headquartered in Minneapolis with wholly owned subsidiaries in Australia and Ireland. The Company has been listed on the NASDAQ Capital Market since February 2012.

Forward-Looking Statements

Certain statements in this release are forward-looking statements that are based on management’s beliefs, assumptions, expectations, and information currently available to management. All statements that address future operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation, clinical and pre-clinical study designs and activities, expected timing for initiation, enrollment and completion of clinical trials, research and development activities, ultimate clinical outcomes and benefits of our products to patients, design and development of future studies, site activations, patient enrollment in studies, timing of regulatory filings and approvals, regulatory acceptance of our filings, our expectations with respect to product development and commercialization efforts, market and physician acceptance of our products, intellectual property protection, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, potentially competitive product offerings and the Company’s ability to comply with continued listing requirements of Nasdaq in the time provided. The risk factors described in our filings with the SEC could cause actual events to adversely differ from the expectations indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. Sunshine Heart does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Sunshine Heart may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation, the possibility that regulatory authorities do not accept our application or approve the marketing of our therapy, the possibility we may be unable to raise the funds necessary for the development and commercialization of our therapy and other risks and uncertainties described in our filings with the SEC. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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For further information, please contact:

Claudia Drayton

Chief Financial Officer

Sunshine Heart, Inc.

T: +1-952-345-4205

Investor Relations

Sunshine Heart Inc.

ir@sunshineheart.com